FIFTH AMENDMENT
                                       TO
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     This Fifth Amendment ("Fifth Amendment") to Fourth Amended and Restated Credit Agreement dated as of March 28, 2002, as amended by the First Amendment thereto dated as of June 12, 2003, the Second Amendment thereto dated as of October 22, 2003, the Third Amendment thereto dated as of April 14, 2004 and the Fourth Amendment thereto dated July 21, 2004 (as amended, the "Credit Agreement"), originally by and among CONTINENTAL RESOURCES, INC., an Oklahoma corporation (the "Borrower"), UNION BANK OF CALIFORNIA, N.A., as LC Issuer, Bank, Lead Arranger, Fronting Bank and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the "Administrative Agent"), GUARANTY BANK, FSB, as Co-Arranger, Bank and Collateral/Documentation Agent, and FORTIS CAPITAL CORP., as Co-Arranger, Bank and Syndication Agent, and the several banks and financial institutions from time to time parties to the Credit Agreement (the "Banks") is entered into this 3rd day of September 2004.

                              W I T N E S S E T H:

     WHEREAS, Borrower desires to amend certain provisions of the Credit Agreement and of Administrative Agent and the Banks are willing to agree to do so subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and for Ten Dollars ($10.00) and other good and valuable consideration received by each party hereto, and each intending to be legally bound hereby, the parties agree as follows.

     I.   Amendments to Credit Agreement.

     Article I, DEFINITIONS, of the Credit Agreement is hereby modified by adding the following definitions:

     "Fourth Amendment" means the Fourth Amendment to Credit Agreement dated July 21, 2004.

     "Fifth Amendment" means the Fifth Amendment to Credit Agreement dated September 3, 2004.

     II. Certain Waiver. The Bank Parties hereby grant a limited one-time waiver, as specifically set forth herein, of Borrower's requirement to comply with the hedging covenant set forth in Section 5.35, as added to the Credit Agreement by the First Amendment thereto, as amended by the Second Amendment thereto, the Third Amendment and the Fourth Amendment thereto. The waiver set forth above shall be effective only until the earlier of: (i) the date on which the Administrative Agent, on behalf of the Required Banks, provides Borrower written notice that the covenant set forth in Section 5.35 is to be reinstated and (ii) the last Business Day of any period of ten (10) consecutive Business Days during which the 6-month NYMEX strip price for light, sweet crude oil has averaged less than or equal to $30.00 per barrel (the "Hedge Reinstatement Date"). Within five (5) days after the Hedge Reinstatement Date, Borrower shall enter into Hedge Agreements to satisfy the covenants set forth in Section 5.35. Borrower hereby acknowledges and agrees that the requirement to enter into such Hedge Agreements as provided herein is an affirmative covenant under Section 5.35, and the breach of such covenant shall entitle the Bank Parties to all rights and remedies under the Credit Agreement and the applicable Loan Documents.

     This limited one-time waiver is not intended to establish any course of dealing between the Bank Parties and Borrower, or to indicate any intention or agreement to grant future waivers of any non-compliance by Borrower with any of the terms of the Credit Agreement. Any future waivers must be in writing and signed by the Bank Parties, and any alleged waiver that is not in writing and signed by the Bank Parties shall be subject to the provisions of Section 9.07 of the Credit Agreement.

     III. Conditions Precedent in Connection with the Fifth Amendment. The Fifth Amendment shall not be binding on the Banks until satisfaction of the following conditions precedent:

     A. Administrative Agent shall have received fully executed counterparts, in the number of multiple originals requested by Administrative Agent, of the Fifth Amendment, duly executed by an authorized officer for Borrower.

     B. The representations and warranties contained in Article IV of the Credit Agreement shall be true and correct in all material respects on the date of the Fifth Amendment with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing or will have occurred upon the execution of the Fifth Amendment.

     C. All legal matters incident to the consummation of the transactions contemplated by the Fifth Amendment shall be satisfactory to special counsel for the Banks.

     D. All reasonable and documented legal fees owed by the Banks to Porter & Hedges, L.L.P. in connection with the Fifth Amendment shall have been paid by Borrower.

     IV. Representations and Warranties. To induce the Banks to enter into this Fifth Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Credit Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

     A. The execution and delivery of this Fifth Amendment and the performance by the Borrower of its obligations under this Fifth Amendment are within the Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

     B. The Credit Agreement as amended by this Fifth Amendment represents the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

     D. Since the date of the Agreement, Borrower has not formed or created any new Subsidiaries.

     V. Defined Terms. Except as amended hereby, terms used herein that are defined in the Credit Agreement shall have the same meanings herein.

     VI. Reaffirmation of Credit Agreement. This Fifth Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     VII. Entire Agreement. The Credit Agreement, as hereby amended, embodies the entire agreement between the Borrower and the Banks and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. The Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Credit Agreement, as hereby amended, and in the other documents previously executed or executed of even date herewith.

     VIII. Governing Law. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Fifth Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower and the Banks, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Fifth Amendment or any other Security Instrument; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

     IX. Severability. Whenever possible each provision of this Fifth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Fifth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Fifth Amendment.

     X. Execution in Counterparts. This Fifth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

     XI. Section Captions. Section captions used in this Fifth Amendment are for convenience of reference only, and shall not affect the construction of this Fifth Amendment.

     XII. Successors and Assigns. This Fifth Amendment shall be binding upon the Borrower and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Banks, and the respective successors and assigns of the Banks.

     XIII. Non-Application of Chapter 346 of Texas Finance Codes. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Credit Agreement as hereby further amended or any other Loan Documents or the transactions contemplated hereby.

     XIV. Notice. THIS FIFTH AMENDMENT TOGETHER WITH THE LOAN AGREEMENT, AND THE OTHER SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO WRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the day and year first above written.

                                       BORROWER:

                                       CONTINENTAL RESOURCES, INC.

                                       By:     ROGER CLEMENT
                                               Roger Clement
                                               Senior Vice President and Chief
                                               Financial Officer


                                       ADMINISTRATIVE AGENT, LEAD ARRANGER,
                                       LC ISSUER, FRONTING BANK AND A BANK:

                                       UNION BANK OF CALIFORNIA, N.A.

                                       By:     RANDALL OSTERBERG
                                               Randall Osterberg,
                                               Senior Vice President

                                       By:     JOHN CLARK
                                               John Clark,
                                               Vice President


                                       COLLATERAL/DOCUMENTATION
                                       AGENT, CO-ARRANGER AND A BANK:

                                       GUARANTY BANK, FSB

                                       By:     RICHARD MENCHACA
                                               Richard Menchaca,
                                               Senior Vice President


                                       SYNDICATION AGENT, CO-ARRANGER
                                       AND A BANK:

                                       FORTIS CAPITAL CORP.

                                       By:     DARRELL W. HOLLEY
                                               Darrell W. Holley,
                                               Managing Director

                                       By:     CHRISTOPHER S. PARADA
                                               Christopher S. Parada,
                                               Vice President


                                       CO-AGENT AND A BANK:

                                       THE ROYAL BANK OF SCOTLAND plc

                                       By:     CHRIS H. CLARKE
                                       Name:   Chris H. Clarke
                                       Title:  Senior Vice President


                                       BANK:

                                       WASHINGTON MUTUAL BANK, FA

                                       By:     DAVID W. PHILLIPS
                                               David W. Phillips,
                                               Vice President